                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                January 29, 2005

                                      among

                         LEE ENTERPRISES, INCORPORATED,

                              LP ACQUISITION CORP.

                                       and

                                  PULITZER INC.

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                                TABLE OF CONTENTS

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                                                                                                                 ----
ARTICLE 1           DEFINITIONS.................................................................................    1

           SECTION 1.01    Definitions..........................................................................    1

ARTICLE 2           THE MERGER..................................................................................    3

           SECTION 2.01    The Merger...........................................................................    3

           SECTION 2.02    Effective Time.......................................................................    3

           SECTION 2.03    Closing..............................................................................    3

           SECTION 2.04    Effects of the Merger................................................................    4

           SECTION 2.05    Certificate of Incorporation.........................................................    4

           SECTION 2.06    By-laws..............................................................................    4

           SECTION 2.07    Directors and Officers...............................................................    4

           SECTION 2.08    Company Action.......................................................................    4

ARTICLE 3           EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE
                    OF CERTIFICATES.............................................................................    5

           SECTION 3.01     Conversion of Stock.................................................................    5

           SECTION 3.02     Payment for Shares in the Merger....................................................    5

           SECTION 3.03     Dissenting Shares...................................................................    7

           SECTION 3.04     Stock Options and other Equity Awards...............................................    7

           SECTION 3.05     Adjustments.........................................................................    8

ARTICLE 4           REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................    8

           SECTION 4.01    Organization and Qualification; Subsidiaries.........................................    8

           SECTION 4.02    Capitalization.......................................................................   10

           SECTION 4.03    Corporate Authorization..............................................................   10

           SECTION 4.04    Governmental Authorization...........................................................   11

           SECTION 4.05    Non-contravention....................................................................   11

           SECTION 4.06    SEC Reports; Financial Statements....................................................   12

           SECTION 4.07    Absence of Certain Changes or Events.................................................   13

           SECTION 4.08    Litigation...........................................................................   13

           SECTION 4.09    Compliance with Laws.................................................................   13

           SECTION 4.10    Taxes................................................................................   13

           SECTION 4.11    Employee Plans.......................................................................   15

           SECTION 4.12    Environmental Matters................................................................   17

                                        i

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                                TABLE OF CONTENTS
                                   (continued)

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           SECTION 4.13    Intellectual Property................................................................   18

           SECTION 4.14    Certain Contracts....................................................................   19

           SECTION 4.15    Employment Matters...................................................................   19

           SECTION 4.16    Finders' Fees........................................................................   20

           SECTION 4.17    Opinion of Financial Advisor.........................................................   20

           SECTION 4.18    Voting Requirements..................................................................   20

           SECTION 4.19    Circulation..........................................................................   20

           SECTION 4.20    Disclaimer...........................................................................   20

ARTICLE 5           REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER......................................   21

           SECTION 5.01    Organization, Standing and Corporate Power...........................................   21

           SECTION 5.02    Corporate Authorization..............................................................   21

           SECTION 5.03    Governmental Authorization...........................................................   21

           SECTION 5.04    Non-contravention....................................................................   22

           SECTION 5.05    Litigation...........................................................................   22

           SECTION 5.06    Financial Capability.................................................................   22

           SECTION 5.07    Interested Stockholder...............................................................   22

           SECTION 5.08    Solvency.............................................................................   22

ARTICLE 6           COVENANTS...................................................................................   23

           SECTION 6.01    Conduct of Business by the Company...................................................   23

           SECTION 6.02    Other Actions........................................................................   25

           SECTION 6.03    Stockholder Meeting; Proxy Material..................................................   25

           SECTION 6.04    Access to Information................................................................   26

           SECTION 6.05    No Solicitation; Other Offers........................................................   27

           SECTION 6.06    Best Efforts; Notification...........................................................   29

           SECTION 6.07    Indemnification, Advancement and Insurance...........................................   31

           SECTION 6.08    Employee Benefits....................................................................   32

           SECTION 6.09    Public Announcements.................................................................   35

           SECTION 6.10    Further Assurances...................................................................   35

           SECTION 6.11    Notices of Certain Events............................................................   35

           SECTION 6.12    Certain Operational Matters..........................................................   36

                                       ii

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                                TABLE OF CONTENTS
                                   (continued)

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           SECTION 6.13    Solvency Opinion......................................................................  37

ARTICLE 7           CONDITIONS TO THE MERGER....................................................................   37

           SECTION 7.01    Conditions to Obligations of Each Party..............................................   37

           SECTION 7.02    Conditions to Obligations of Parent and Purchaser....................................   37

           SECTION 7.03    Conditions to Obligation of the Company..............................................   38

ARTICLE 8           TERMINATION, AMENDMENT AND WAIVER...........................................................   39

           SECTION 8.01    Termination..........................................................................   39

           SECTION 8.02    Effect of Termination................................................................   41

           SECTION 8.03    Fees and Expenses....................................................................   41

           SECTION 8.04    Amendment............................................................................   41

           SECTION 8.05    Extension; Waiver....................................................................   41

ARTICLE 9           MISCELLANEOUS...............................................................................   42

           SECTION 9.01    Non-Survival of Representations and Warranties.......................................   42

           SECTION 9.02    Notices..............................................................................   42

           SECTION 9.03    No Waivers...........................................................................   43

           SECTION 9.04    Successors and Assigns...............................................................   43

           SECTION 9.05    Governing Law........................................................................   43

           SECTION 9.06    Jurisdiction.........................................................................   43

           SECTION 9.07    WAIVER OF JURY TRIAL.................................................................   43

           SECTION 9.08    Counterparts; Effectiveness; Benefit.................................................   44

           SECTION 9.09    Entire Agreement.....................................................................   44

           SECTION 9.10    Severability.........................................................................   44

           SECTION 9.11    Specific Performance.................................................................   44

           SECTION 9.12    Interpretation.......................................................................   44

           SECTION 9.13    Company Disclosure Memorandum........................................................   45

           SECTION 9.14    Personal Liability...................................................................   45

           SECTION 9.15    Obligations of Parent and the Company................................................   45

           SECTION 9.16    Certain Definitions..................................................................   45

ANNEX A
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                                       iii

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of January 29, 2005, among Pulitzer Inc., a Delaware corporation (the "Company"), Lee Enterprises, Incorporated, a Delaware corporation ("Parent"), and LP Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Purchaser").

                                    RECITALS:

      WHEREAS, the respective Boards of Directors of Parent, Purchaser and the Company have determined that it is in the best interests of their respective stockholders for Parent to acquire the Company on the terms and conditions set forth herein, and the Boards of Directors of the Company and the Purchaser have declared this Agreement advisable; and

      WHEREAS, to effectuate the acquisition, it is proposed that the Purchaser be merged with and into the Company, with the Company continuing as the surviving corporation in the merger (the "Merger"), on the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      SECTION 1.01 Definitions. Each of the following terms is defined in the Section set forth opposite such term.

                                      Term                                                           Section
                                      ----                                                           --------
Acquisition Proposal............................................................                           9.16(a)
Adverse Recommendation Change...................................................                           6.05(c)
Affiliate.......................................................................                           9.16(b)
Agreement.......................................................................                         Preamble
Beneficially....................................................................                           9.16(c)
Business Day....................................................................                           9.16(d)
Certificates....................................................................                           3.02
Class B Common Stock............................................................                           3.01(a)
Code............................................................................                           4.11(b)
Common Stock....................................................................                           3.01(a)
Company.........................................................................                         Preamble
Company Common Stock............................................................                           3.01(a)
Company Designee................................................................                           6.12(d)
Company Disclosure Memorandum...................................................                Article 4 Preamble
Company Employees...............................................................                           6.08(a)
Company Group...................................................................                           4.10(b)
Company Intellectual Property Rights............................................                           4.13(c)

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
                                      Term                                                                Section
                                      ----                                                                --------
Company RSU.....................................................................                           3.04
Company SEC Reports.............................................................                           4.06(a)
Company Securities..............................................................                           4.02(b)
Company Stock Option............................................................                           3.04
Company Stock Plans.............................................................                           6.08(g)
Company Stockholder Meeting.....................................................                           6.03(a)
Confidentiality Agreement.......................................................                           6.04
Control.........................................................................                           9.16(b)
Corporate Agent.................................................................                           6.07(a)
Cutoff Date.....................................................................                           6.05(b)
December Financial Statements...................................................                           4.10(a)
Delaware Law....................................................................                           2.08
Designation Committee...........................................................                           6.12(d)
Dissenting Share................................................................                           3.03
DOJ.............................................................................                           6.06(b)
Effective Time..................................................................                           2.02
Eligible Company Retirees.......................................................                           6.08(e)
Employee Plans..................................................................                           4.11(a)
Environmental Laws..............................................................                           4.12(b)
Environmental Permits...........................................................                           4.12(b)
ERISA...........................................................................                           4.11(a)
ERISA Affiliate.................................................................                           4.11(c)
Exchange Act....................................................................                           4.04
Filing Office...................................................................                           2.02
FTC.............................................................................                           6.06(b)
GAAP............................................................................                           4.06(b)
Goldman, Sachs Fairness Opinion.................................................                           4.17
Governmental Entity.............................................................                           4.04
Hazardous Waste.................................................................                           4.12(b)
HSR Act.........................................................................                           4.04
Indemnified Party...............................................................                           6.07(a)
Intellectual Property Right.....................................................                           4.13(c)
IRS.............................................................................                           4.10(b)
Knowledge.......................................................................                           9.16(e)
Liens...........................................................................                           4.01
Material Adverse Effect.........................................................                           4.01
Material Contracts..............................................................                           4.14
Merger..........................................................................                          Recitals
Merger Consideration............................................................                           3.01(a)
Multiemployer Plan..............................................................                           4.11(a)
Other Enterprise................................................................                           6.07(a)
Parent..........................................................................                          Preamble
Paying Agent....................................................................                           3.02(a)
Payment Fund....................................................................                           3.02(a)
PCBs............................................................................                           4.12(a)

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

                                      Term                                                               Section
                                      ----                                                               --------
PD LLC..........................................................................                           6.12(c)
Permits.........................................................................                           4.09
Person..........................................................................                           9.16(f)
Proxy Statement.................................................................                           4.04
Purchaser.......................................................................                         Preamble
Required Vote...................................................................                           4.18
SEC.............................................................................                           4.04
Section 203.....................................................................                           2.08
Section 262.....................................................................                           3.03
Securities Act..................................................................                           4.06(a)
SERP............................................................................                           6.08(g)
SERP Schedule...................................................................                           6.08(g)
Significant Subsidiaries........................................................                           9.16(g)
Solvent.........................................................................                           9.16(h)
Subsidiary......................................................................                           4.01
Superior Proposal...............................................................                           9.16(i)
Surviving Corporation...........................................................                           2.01
Tax Return......................................................................                           4.10(h)
Taxes...........................................................................                           4.10(h)
Taxing Authority................................................................                           4.10(h)
Termination Fee.................................................................                           8.03(b)
Transactions....................................................................                           2.08
Voting Trust Agreement..........................................................                           4.02(d)

                                    ARTICLE 2

                                   THE MERGER

      SECTION 2.01 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement, Purchaser shall be merged with and into the Company in accordance with applicable law, whereupon the separate existence of Purchaser shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

      SECTION 2.02 Effective Time. As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7, the Company and Purchaser will file a certificate of merger, in the form of Annex A attached hereto, with the Office of the Secretary of State of the State of Delaware (the "Filing Office") and make all other filings or recordings required by applicable law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the certificate of merger is duly filed with the Filing Office or at such later time as the parties hereto may agree upon and specify in the certificate of merger.

      SECTION 2.03 Closing. The closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in
Article 7 (other than those conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of those conditions), at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, unless the parties agree to another time, date or place in writing.

      SECTION 2.04 Effects of the Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Purchaser, all as provided under applicable law.

      SECTION 2.05 Certificate of Incorporation. The certificate of incorporation of the Surviving Corporation shall be amended as a result of the Merger to be substantially similar to the certificate of incorporation of the Purchaser immediately prior to the Effective Time until amended in accordance with applicable law, except that Article First thereof shall read as follows:
"The name of the corporation is Pulitzer Inc."

      SECTION 2.06 By-laws. The by-laws of the Purchaser at the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with applicable law.

      SECTION 2.07 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Purchaser at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Purchaser at the Effective Time shall be the officers of the Surviving Corporation. If requested by Parent, the Company shall deliver the resignations of its directors and officers of the Company and its Subsidiaries effective as of the Effective Time.

      SECTION 2.08 Company Action. The Company hereby represents and warrants that its Board of Directors, at a meeting duly called and held on January 29, 2005, acting by unanimous vote, has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger (collectively, the "Transactions"), are advisable and fair to and in the best interests of the Company and the Company's stockholders and declared this Agreement advisable and that the Merger Consideration to be paid for the Company Common Stock is fair to the holders of such shares, (b) approved and adopted this Agreement and the Transactions, including the Merger, which, assuming the truth and accuracy of the representation of Parent and Purchaser in Section 5.07 hereof, makes inapplicable to this Agreement and the Transactions the restrictions on "business combinations" set forth in Section 203 ("Section 203") of the General Corporation Law of the State of Delaware (the "Delaware Law") or any similar restrictions set forth in any certificate of incorporation, by-law, voting trust or other agreement as to which the Company or any of its Subsidiaries is a party without any further action on the part of the stockholders or the Board of Directors of the Company, (c) resolved to recommend that the stockholders of the Company vote to approve and adopt this Agreement and the Merger, (d) determined that no other state takeover statute is applicable to the Transactions and (e) determined that the consummation of the Transactions does not constitute an unpermitted transfer of any Company Securities under the Company's certificate of incorporation. Copies of the Board of Directors resolutions confirming such actions have been provided to Parent. Notwithstanding the foregoing, such recommendation may be withdrawn, modified or amended as permitted by Section 6.05.

                                    ARTICLE 3

                       EFFECT OF THE MERGER ON THE CAPITAL
                     STOCK OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

      SECTION 3.01 Conversion of Stock. At the Effective Time, by virtue of the Merger and without any other action on the part of the holder thereof:

      (a) each share of the Company's common stock, $.01 par value (the "Common Stock"), and each share of the Company's Class B common stock, $.01 par value (the "Class B Common Stock" and, together with the Common Stock, the "Company Common Stock"), outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 3.01(b) or as provided in Section 3.03 with respect to shares as to which appraisal rights have been demanded, be converted into the right to receive from the Surviving Corporation, in cash, without interest, an amount equal to $64.00 per share (the "Merger Consideration"), as provided in Section 3.02;

      (b) each share of Company Common Stock held by the Company or any of its Subsidiaries as treasury stock or owned by Parent or any Subsidiary of Parent immediately prior to the Effective Time shall be canceled and no payment shall be made with respect thereto; and

      (c) each share of common stock of Purchaser outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights and powers as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

      SECTION 3.02 Payment for Shares in the Merger. (a) Prior to the mailing of the Proxy Statement, Parent shall appoint an agent (the "Paying Agent") reasonably acceptable to the Company for the purpose of exchanging certificates (the "Certificates") representing shares of the Company Common Stock for the Merger Consideration. At the Effective Time, Parent or Purchaser shall deposit with the Paying Agent, in trust for the benefit of the Company's stockholders, cash in immediately available funds sufficient to pay the Merger Consideration to be paid in respect of each share of Company Common Stock (such cash being hereinafter referred to as the "Payment Fund"); provided, however, that no such deposit shall relieve Parent or Purchaser of its obligation to pay the aggregate Merger Consideration pursuant to Section 3.01(a). The Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation pending payment thereof by the Paying Agent to the holders of the Certificates. Earnings from such investment shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Certificates. For purposes of determining the amount of the Payment Fund to be made available, Parent shall assume that no holder of shares of Company Common Stock will demand appraisal rights with respect to such shares.

      (b) As soon as practicable after the Effective Time, Parent will cause the Paying Agent to send to each holder of shares of Company Common Stock at the Effective Time (other than holders of Certificates referred to in Section 3.01(b) or Section 3.03) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Paying Agent and will be in such form and have such other provisions as Parent and the Company reasonably specify) and instructions for use in effecting the surrender of Certificate(s) for payment therefor.

      (c) Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to the Paying Agent of a Certificate, together with a properly completed letter of transmittal, the Merger Consideration in respect of each share of Company Common Stock represented by such Certificate. Until so surrendered, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest will be paid or will accrue on the Merger Consideration payable upon surrender of any Certificate.

      (d) If any portion of the Payment Fund is to be paid to a Person other than the Person in whose name a surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 3 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign Tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

      (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of each share of Company Common Stock represented by such Certificate, as contemplated by this Article.

      (f) After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration to be paid in respect of each share of Company Common Stock represented by such Certificate, as provided for, and in accordance with the procedures set forth, in this Article 3.

      (g) Any portion of the Payment Fund (and any interest or other income earned thereon) that remains unclaimed by the holders of shares of Company Common Stock one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged each share of Company Common Stock for the Merger Consideration in accordance with this Section 3.02 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of each such share without any interest thereon. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of shares of Company Common Stock for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock three years after the Effective Time (or such earlier date immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity) shall become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto. The Surviving Corporation shall pay all charges and expenses of the Paying Agent.

      SECTION 3.03 Dissenting Shares. Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time and that is held by a holder who has not voted such share in favor of the Merger, who shall have delivered a written demand for appraisal of such share in the manner provided by Delaware Law and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to appraisal (each such share, a "Dissenting Share") shall not be converted into a right to receive the Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by
Section 262 of the Delaware Law ("Section 262"). Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 shall receive payment therefor from the Surviving Corporation in accordance with Delaware Law; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish his or her entitlement to appraisal rights as provided in Section 262, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his or her demand for appraisal of such shares or lost his or her right to appraisal and payment for shares under Section 262 or
(iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262, such holder shall forfeit the right to appraisal of such shares and each such share shall be treated as if it had been converted, as of the Effective Time, into a right to receive the Merger Consideration, without interest thereon, from the Surviving Corporation. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

      SECTION 3.04 Stock Options and other Equity Awards. Immediately prior to the Effective Time, the Company shall cause each then outstanding option to purchase Company Common Stock (a "Company Stock Option") and each then outstanding restricted stock unit (a "Company RSU") granted under the Company's equity compensation plans to be converted into the right to receive a cash payment which, in the case of a Company Stock Option, shall be equal to the product of (i) the excess, if any, of the Merger Consideration per share of Company Common Stock over the exercise price per share, and (ii) the number of shares of Company Common Stock covered by the Company Stock Option, and, in the case of a Company RSU, shall be equal to the Merger Consideration per share of Company Common Stock covered by the Company RSU. The Company shall make such payments at the Effective Time or make appropriate arrangements to have such payments made as soon as practicable after the Effective Time, subject to applicable income and employment Tax withholding. At the Effective Time, any previously outstanding Company Stock Option which shall not have been exercised or converted into cash or the right to receive cash will be terminated. Immediately prior to the Effective Time, any then outstanding restricted shares of Company Common Stock held under the Company's equity compensation plans shall be fully vested and shall be subject to the provisions of Section 3.01 of this Agreement.

      SECTION 3.05 Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or stock dividend thereon or other similar event with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth in the disclosure memorandum delivered by the Company to Parent on the date hereof and attached hereto (the "Company Disclosure Memorandum") (it being understood and agreed that any matter disclosed in a section of the Company Disclosure Memorandum shall be treated as if it were disclosed in other sections of the Company Disclosure Memorandum to which it reasonably applies) or in the Company SEC Reports filed prior to the date hereof, the Company represents and warrants to Parent and Purchaser as follows:

      SECTION 4.01 Organization and Qualification; Subsidiaries. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. As used in this Agreement, "Material Adverse Effect" means, except as otherwise provided in Sections 7.02, 7.03 and 8.01(d)(i), any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that is, individually or in the aggregate, materially adverse to the business, property, assets, liabilities, financial condition or results of operations of Parent or any of its Subsidiaries, in the case of Parent, or the Company or any of its Significant Subsidiaries, in the case of the Company, or which would prevent or materially delay the consummation of the Transactions; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (i) any adverse change in the market price or trading volume of the capital stock of such Person after the date hereof; provided, however, that this clause (i) shall not exclude any underlying event, occurrence, development or circumstance which may have caused such change in stock price or trading volume; (ii) any adverse event, occurrence or development affecting any of the industries in which such Person operates generally (to the extent that such events, occurrences or developments do not disproportionately affect such Person as compared to other companies in such industries); (iii) changes, events or occurrences in financial, credit, banking or securities markets (including any disruption thereof); (iv) any adverse change, event, development or effect arising from or relating to general business or economic conditions (including the business of Parent or any of its Subsidiaries, in the case of Parent, and the Company or any of its Significant Subsidiaries, in the case of the Company) which does not relate only to Parent or any of its Subsidiaries, in the case of Parent, or the Company or any of its Significant Subsidiaries, in the case of the Company; (v) any adverse change, event, development or effect attributable to the announcement or pendency of the Transactions, or resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement; (vi) any adverse change, event, development or effect arising from or relating to national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack anywhere in the world; and (vii) any adverse change, event, development or effect arising from or relating to laws, rules, regulations, orders or other binding directives issued by any Governmental Entity that do not relate only to Parent or any of its Subsidiaries, in the case of Parent, or the Company or any of its Significant Subsidiaries, in the case of the Company. The term "Subsidiary," with respect to any Person, means any corporation or other legal entity of which such Person Controls (either alone or through or together with any other Subsidiary), directly or indirectly, more than 50% of the capital stock or other ownership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity. The Company Disclosure Memorandum lists each Subsidiary of the Company. The Company has made available to Parent complete and correct copies of its certificate of incorporation and by-laws and the certificates of incorporation and by-laws (or comparable charter documents) of its Subsidiaries, in each case as amended to the date hereof. Except as set forth in the Company Disclosure Memorandum, all of the outstanding shares of capital stock or other ownership interests of each Subsidiary have been validly issued and are fully paid and nonassessable and owned by the Company, by another Subsidiary of the Company or by the Company and another such Subsidiary, free and clear of all material pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws. Except as set forth in the Company Disclosure Memorandum, there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other ownership interests in any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other ownership interests in, or any securities convertible into or exchangeable for any capital stock or other ownership interests in, any Subsidiary of the Company. Except as set forth in the Company Disclosure Memorandum, and except for ownership of less than 1% in any publicly traded company and the capital stock or other ownership interests of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

      SECTION 4.02 Capitalization. (a) The authorized capital stock of the Company consists of 300,000,000 shares of common stock, $.01 par value per share, of which 100,000,000 shares have been designated as Common Stock and 100,000,000 shares have been designated as Class B Common Stock, and 100,000,000 shares of preferred stock, $.01 par value per share. As of December 26, 2004 there were outstanding: (i) 10,044,697 shares of Common Stock, of which 5,137 shares were held by the Company in its treasury; (ii) 11,660,942 shares of Class B Common Stock; (iii) Company Stock Options to purchase an aggregate of 2,486,132 shares of Common Stock; and (iv) Company RSUs for an aggregate of 139,680 shares of Common Stock. Since December 26, 2004, there have been no issuances of shares of the capital stock of the Company or any other securities of the Company except (A) in connection with the satisfaction of Company RSUs or the exercise of Company Stock Options outstanding on such date, (B) issuances of shares of Common Stock upon conversion of shares of Class B Common Stock outstanding on such date or (C) purchases pursuant to any employee stock purchase plan. All shares of Company Common Stock outstanding as of the date hereof have been duly authorized and validly issued and are fully paid and nonassessable and not subject to preemptive rights. All shares of Company Common Stock issuable in connection with the satisfaction of Company RSUs, the exercise of outstanding Company Stock Options, purchases pursuant to any employee stock purchase plan or conversion of outstanding shares of Class B Common Stock have been duly authorized and, when issued in accordance with the terms thereof, will be validly issued and will be fully paid and nonassessable.

      (b) Except as described in Section 4.02(a), there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company or other obligation of the Company to issue or sell, or cause to be issued or sold, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). Except as contemplated by this Agreement and the Voting Trust Agreement, there are no outstanding obligations of the Company or any of its Subsidiaries to (1) repurchase, redeem or otherwise acquire any of the Company Securities, (2) vote or dispose of any shares of capital stock of the Company or any of its Subsidiaries, (3) register any Company Securities under the Securities Act or any state securities law or (4) grant preemptive or anti-dilutive rights with respect to any Company Securities. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries has adopted a stockholder rights plan.

      (c) There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of the Company may vote.

      (d) Except for the Pulitzer Inc. Voting Trust Agreement, dated as of March 18, 1999 (the "Voting Trust Agreement"), there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company.

      SECTION 4.03 Corporate Authorization. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the stockholders of the

Company adopting this Agreement at the Company Stockholder Meeting, to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions, subject to approval and adoption of this Agreement by the Company's stockholders. This Agreement has been duly executed and delivered by the Company and (assuming that this Agreement constitutes a valid and binding agreement of Parent and Purchaser) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

      SECTION 4.04 Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative agency, commission or other governmental authority or agency, domestic or foreign, or the Financial Accounting Standards Board (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries or, to the Knowledge of the Company, TNI Partners in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for (a) the filing of a premerger notification and report form by the Company and the trustees under the Voting Trust Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and expiration or termination of the waiting period thereunder and filings pursuant to similar applicable competition, merger control, antitrust or other laws, (b) the filing with the Securities and Exchange Commission (the "SEC") of (i) a proxy statement relating to the Company Stockholder Meeting (as amended or supplemented from time to time, the "Proxy Statement"), and (ii) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the Transactions, (c) the filing of the certificate of merger with the Filing Office and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (d) in connection with any state or local Tax which is attributable to the beneficial ownership of the Company's or its Subsidiaries' real property, if any, (e) as may be required by any applicable state securities or "blue sky" laws or state takeover laws, (f) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the Transactions and (g) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

      SECTION 4.05 Non-contravention. The execution and delivery of this Agreement by the Company do not and, subject to obtaining stockholder adoption of this Agreement, performance by the Company of this Agreement and the consummation of the Transactions will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or by-laws of the Company or similar organizational documents of any of its Subsidiaries or, to the Knowledge of the Company, TNI Partners, (b) assuming compliance with the matters referred to in Section 4.04, contravene, conflict with, or result in a violation or breach of any provision of any applicable law, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries or, to the Knowledge of the Company, TNI Partners is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or TNI Partners or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries and TNI Partners or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries or, to the Knowledge of the Company, TNI Partners, except, in the case of clauses (b), (c) and (d), for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

      SECTION 4.06 SEC Reports; Financial Statements. (a) The Company has timely filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2003 (the "Company SEC Reports"), and since January 1, 2003, the Company has not made any request for confidential treatment of any information. As of their respective dates, the Company SEC Reports (i) were prepared (and, those filed after the date hereof, will be prepared) in accordance and (ii) complied (and, those filed after the date hereof, will comply) as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports, and none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in the Company SEC Reports filed prior to the date hereof, the Company has no relationships and related transactions required to be set forth in Item 404 of Regulation S-K of the SEC. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act.

      (b) The financial statements of the Company included in the Company SEC Reports filed after January 1, 2003 (including the notes thereto) comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to year-end audit adjustments consistent with past practice).

      (c) Except as and to the extent set forth in the December Financial Statements or the Company Disclosure Memorandum, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice which would not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued, absolute, contingent or otherwise).

      SECTION 4.07 Absence of Certain Changes or Events. Since December 26, 2004, except as set forth in the Company Disclosure Memorandum or the Company SEC Reports filed prior to the date hereof, (a) the Company, its Subsidiaries and, to the Knowledge of the Company, TNI Partners have conducted their business only in the ordinary course consistent with past practice and there have not occurred any events, changes, effects or developments that have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and (b) neither the Company nor any of its Significant Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a material breach of Section 6.01.

      SECTION 4.08 Litigation. Except as disclosed in the Company Disclosure Memorandum or the Company SEC Reports filed prior to the date hereof, there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened in writing against or affecting the Company, any of its Subsidiaries or TNI Partners that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company, nor is there any judgment, decree, injunction, rule or order of or, to the Knowledge of the Company, any investigation or review pending or threatened by any Governmental Entity or arbitrator outstanding against, or with respect to, in each case the Company, any of its Subsidiaries or TNI Partners having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

      SECTION 4.09 Compliance with Laws. The respective businesses of the Company, its Subsidiaries and, to the Knowledge of the Company, TNI Partners are being conducted in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity applicable to their respective businesses or operations, except for instances of noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company (provided that no representation or warranty is made in this Section 4.09 with respect to Environmental Laws). Each of the Company, its Subsidiaries and, to the Knowledge of the Company, TNI Partners holds and has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, except for the lack of Permits which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, TNI Partners is in default under any Permit, except for defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

      SECTION 4.10 Taxes. (a) Except as provided in the Company Disclosure Memorandum, (i) the Company, each of its Subsidiaries and, to the Knowledge of the Company, TNI Partners has filed or will file (or has had filed or will have filed on its behalf) prior to or as of the Effective Time all material Tax Returns which it has been or will be required to file prior to or as of the Effective Time and has paid or will pay (or has had paid or will have paid on its behalf) prior to or as of the Effective Time all Taxes required to be paid by the Company, each of its Subsidiaries and TNI Partners as shown on such Tax Returns, prior to or as of the Effective Time, except for Taxes being contested in good faith by the Company, any of its Subsidiaries or TNI Partners; (ii) the most recent financial statements contained in the Company SEC Reports and the financial statements of the Company as of and for the period ended December 26, 2004 included in Section 4.06 of the Company Disclosure Memorandum (the "December Financial Statements") reflect an adequate provision in accordance with GAAP for all Taxes payable by the Company, any of its Subsidiaries or, to the Knowledge of the Company, TNI Partners (limited to the extent of Star Publishing Company's allocable share of TNI Partners' liability for Taxes) accrued through the date of such financial statements; (iii) neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, TNI Partners has waived any statute of limitations in respect of the assessment and collection of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; and (iv) there are no material assessments or adjustments that have been asserted in writing against the Company, any of its Subsidiaries or, to the Knowledge of the Company, TNI Partners for any period for which the Company has not made appropriate provision in accordance with GAAP in the most recent financial statements contained in the Company SEC Reports and the December Financial Statements.

      (b) All Tax Returns filed prior to or as of the Effective Time by or on behalf of the Company and its Subsidiaries and, to the Knowledge of the Company, TNI Partners are, or will be at the time of filing, true and complete in all material respects, and neither the Company nor, while a member of the consolidated group of corporations of which the Company is the common parent (the "Company Group"), any of its Subsidiaries or, to the Knowledge of the Company, TNI Partners has engaged in any "listed transactions" identified by the Internal Revenue Service (the "IRS") in Notice 2004-67 or any subsequent IRS Notice identifying "listed transactions."

      (c) Except as provided in the Company Disclosure Memorandum, the consolidated federal income Tax Returns filed by the Company and its Subsidiaries and, to the Knowledge of the Company, TNI Partners for all Tax years ended on or before December 31, 2000 either (i) have been examined and settled with the IRS, or (ii) the applicable statutes of limitation for the assessment of federal income Taxes for such Tax years have expired.

      (d) There are no material Liens or encumbrances for Taxes on any assets of the Company, any of its Subsidiaries or, to the Knowledge of the Company, TNI Partners other than Liens for Taxes not yet due and payable.

      (e) The Company and, while a member of the Company Group, each of its Subsidiaries and, to the Knowledge of the Company, TNI Partners has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

      (f) Except as provided in the Company Disclosure Memorandum, no federal, state, local or foreign examinations, audits or administrative proceedings are pending with regard to any material Taxes or Tax Return of the Company, any of its Subsidiaries or, to the Knowledge of the Company, TNI Partners and neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, TNI Partners has received a written notice proposing the conduct of any such examination, audit or proceeding.

      (g) Except as set forth in the Company Disclosure Memorandum, there are no Tax sharing, allocation or similar agreements in effect as between the Company or any predecessor or Affiliate thereof and any other Person (including any stockholder of the Company, in the capacity of a stockholder, and any of such stockholder's predecessors or Affiliates) under which the Parent, the Company, any of its Subsidiaries or, to the Knowledge of the Company, TNI Partners or any stockholder could be liable for any Taxes or other claims of such other Person.

      (h) As used herein,

      (i) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, estimated taxes, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, business, unclaimed property, escheat, transfer and recording taxes, fees and charges, and any other taxes, assessments or similar charges imposed by the IRS or any taxing authority (whether domestic or foreign, including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "Taxing Authority"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments; and

      (ii) "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

      SECTION 4.11 Employee Plans. (a) Section 4.11 of the Company Disclosure Memorandum lists each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than a "multiemployer plan" within the meaning of Section 3(37) of ERISA ("Multiemployer Plan"), whether or not subject to ERISA, and each other employment, severance, incentive, retention, change in control or other material compensatory plan, policy, agreement or arrangement and the maximum liability of the Company and its Subsidiaries and, to the Knowledge of the Company, TNI Partners thereunder that (i) is maintained or contributed to by the Company, any of its Subsidiaries or TNI Partners and (ii) covers any director, employee or former employee of the Company, any of its Subsidiaries or TNI Partners (collectively, the "Employee Plans"). Subject to data protection or other law concerning the disclosure of personal data, the Company has made available to Parent copies of the Employee Plans (and, if applicable, related trust agreements or other funding arrangements) and all amendments thereto.

      (b) Each Employee Plan (and with respect to TNI Partners, to the Knowledge of the Company) that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), meets, in all material respects, the applicable requirements of the Code and is covered by a determination letter issued by the IRS after January 1, 1994 with respect to each plan and trust and each amendment thereto or such plan and trust and/or amendment are covered under the remedial amendment period provided under Code Section 401(b). Each Employee Plan (and with respect to TNI Partners, to the Knowledge of the Company) has been administered in compliance with its terms and with the requirements of applicable law, including but not limited to ERISA, the Code and applicable case law, and the Company has received no notice from any Governmental Entity questioning such plan's compliance with applicable law, except where the failure to so administer would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

      (c) With respect to any Employee Plan covered by Title I of ERISA (and with respect to TNI Partners, to the Knowledge of the Company), no non-exempt transaction prohibited by Section 406 of ERISA or Section 4975 of the Code has occurred which will cause the Company or TNI Partners to incur a liability under ERISA or the Code that would reasonably be expected to have a Material Adverse Effect on the Company. No "accumulated funding deficiency," as defined in
Section 412 of the Code (and with respect to TNI Partners, to the Knowledge of the Company), has been incurred with respect to any Employee Plan subject to such Section 412, whether or not waived. No "reportable event," within the meaning of Section 4043 of ERISA, other than a "reportable event" for which the 30-day notice period has been waived, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (and with respect to TNI Partners, to the Knowledge of the Company), has occurred in connection with any Employee Plan that is subject to Title IV of ERISA. Neither the Company nor any entity that, together with the Company, would be treated as a single employer under Section 414 of the Code (an "ERISA Affiliate") (and with respect to TNI Partners, to the Knowledge of the Company) has engaged in a transaction described in Sections 4069 or 4212(c) of ERISA or has incurred, or reasonably expects to incur prior to the Effective Time, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered by Title IV of ERISA that could become a liability of the Company, Parent or any ERISA Affiliate after the Effective Time, other than a liability that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the foregoing, the minimum employer contributions required by law (and with respect to TNI Partners, to the Knowledge of the Company) have been made with respect to each Employee Plan.

      (d) There has been (and with respect to TNI Partners, to the Knowledge of the Company) no failure of any Employee Plan which is a group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Code
Section 4980B(f) with respect to a qualified beneficiary (as defined in Section 4980B(g)), other than a failure that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

      (e) Except as set forth in the Company Disclosure Memorandum or as set forth in this Agreement, no director, employee or former employee of the Company or any Subsidiary thereof or, to the Knowledge of the Company, TNI Partners will become entitled to any material bonus, retirement, severance, retention, change in control or similar benefit (including acceleration of vesting or exercise of an incentive award) as a result of the Transactions, and there is no contract, plan, program or arrangement covering any employee or former employee of the Company or any Subsidiary thereof or, to the Knowledge of the Company, TNI Partners that, individually or collectively, would reasonably be expected to give rise to a payment that would not be deductible by Parent, the Company or any Subsidiary thereof or TNI Partners by reason of Section 280G of the Code as a result of the Transactions or as a result of termination of employment in connection therewith.

      (f) With respect to each Employee Plan, where applicable, the Company or, to the Knowledge of the Company, TNI Partners has provided, made available or will make available upon request to Parent, true and complete copies of (i) the most recent IRS Form 5500 filing (including, if applicable, Schedule B thereto),
(ii) the most recent financial statement, and (iii) the most recent actuarial report and Form PBGC-1 filing.

      (g) Section 4.11(g) of the Company Disclosure Memorandum lists each Multiemployer Plan to which the Company, any of its Subsidiaries or, to the Knowledge of the Company, TNI Partners is required to contribute. Neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, TNI Partners has incurred a liability under Title IV of ERISA with respect to a Multiemployer Plan (including, without limitation, liability resulting from a complete or partial withdrawal) which has not been satisfied and which would reasonably be expected to have a Material Adverse Effect on the Company.

      (h) Except as provided in the Company Disclosure Memorandum, the Company and, to the Knowledge of the Company, TNI Partners has made no promises, representations or affirmations to participants or retirees in relation to ongoing retiree health benefits that would give rise to binding obligations.

      (i) Section 4.11 of the Company Disclosure Memorandum lists and, to the Knowledge of the Company, with respect to TNI Partners, each "voluntary employees beneficiary association" (within the meaning of Section 501(c)(9) of the Code) and since March 18, 1999, there have been no other "welfare benefit funds" relating to employees or former employees within the meaning of Section 419 of the Code.

      SECTION 4.12 Environmental Matters. (a) Except as set forth in the Company Disclosure Memorandum or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

      (i) since March 18, 1999, no written notice, demand, request for information, citation, summons or order has been received, and no penalty has been assessed, which (a) alleges a violation by the Company or any Significant Subsidiary or, to the Knowledge of the Company, TNI Partners of any Environmental Law, (b) requires the investigation or remediation of any Hazardous Waste by the Company or any Significant Subsidiary or, to the Knowledge of the Company, TNI Partners, or (c) alleges the Company or any of its Significant Subsidiaries is liable, or potentially liable, for any investigation, remediation or response costs under any Environmental Law;

      (ii) no action, suit, proceeding or, to the Knowledge of the Company, investigation is pending or, to the Knowledge of the Company, threatened by any Governmental Entity which alleges a violation by the Company or any Significant Subsidiary or TNI Partners of any Environmental Law;

      (iii) to the Knowledge of the Company, the Company and its Significant Subsidiaries and TNI Partners are in compliance with all applicable Environmental Laws and all Environmental Permits; and

      (iv) in connection with the real property owned or leased by the Company or any of its Significant Subsidiaries or, to the Knowledge of the Company, TNI Partners, or to the Knowledge of the Company with respect to any real property formerly owned or leased by the Company or any of its Significant Subsidiaries or TNI Partners, (A) no release, emission, or discharge into the environment of hazardous materials has occurred since March 18, 1999 or is presently occurring in reportable quantities under any Environmental Law and (B) since March 19, 1999 no Hazardous Waste, including polychlorinated biphenyls ("PCBs"), has been disposed of by the Company or its Significant Subsidiaries or TNI Partners or any other Person except in compliance with applicable Environmental Laws.

      (b) As used herein,

      (i) "Environmental Laws" means any federal, state, local or foreign law, regulation, rule, order or decree, in each case as in effect on the date hereof, relating to pollution, protection of the environment, regulation or control of Hazardous Wastes;

      (ii) "Environmental Permits" means all permits, licenses, certificates or approvals necessary for the operations of the Company or any of its Significant Subsidiaries or TNI Partners as currently conducted to comply with all applicable Environmental Laws; and

      (iii) "Hazardous Waste" shall mean any substance or material defined or classified as a "hazardous substance," "hazardous waste," "hazardous material" or toxic substance under any Environmental Law.

      SECTION 4.13 Intellectual Property. (a) (i) No Company Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or, to the Knowledge of the Company, agreement, restricting the use thereof by the Company or any of its Significant Subsidiaries or, to the Knowledge of the Company, TNI Partners or restricting the licensing thereof by the Company or any of its Significant Subsidiaries or TNI Partners to any Person, except for any judgment, injunction, order, decree or agreement which would not reasonably be expected to have a Material Adverse Effect on the Company; (ii) since December 26, 2004, neither the Company, any of its Significant Subsidiaries nor, to the Knowledge of the Company, TNI Partners has been a party to any action, suit, investigation or proceeding relating to, or, to the Knowledge of the Company, otherwise has been notified of, any alleged claim of infringement of any Intellectual Property Right of any other Person; and (iii) the Company and its Significant Subsidiaries and, to the Knowledge of the Company, TNI Partners have no outstanding claim or suit for any continuing infringement by any other Person of any Company Intellectual Property Rights and, to the Knowledge of the Company, no Person is infringing the rights of the Company or any of its Significant Subsidiaries or TNI Partners with respect to any Company Intellectual Property Right.

      (b) Each of the Company and its Subsidiaries and, to the Knowledge of the Company, TNI Partners owns or is validly licensed or otherwise has the right to use all Company

Intellectual Property Rights used in the conduct of its business, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect on the Company.

      (c) As used herein,

      (i) "Company Intellectual Property Rights" means all Intellectual Property Rights owned by or licensed to and used or held for use by the Company or any of its Significant Subsidiaries or TNI Partners; and

      (ii) "Intellectual Property Right" means any trademark, service mark, corporate name and trade name, mask work, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing), customer list or any other similar type of proprietary intellectual property right.

      SECTION 4.14 Certain Contracts. Except as set forth in the Company SEC Reports filed prior to the date hereof or the Company Disclosure Memorandum, neither the Company, any of its Significant Subsidiaries nor, to the Knowledge of the Company, TNI Partners is a party to or bound by any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or "definitive material agreement" (as such term is defined in Item 1.01 of Form 8-K of the SEC) ("material contracts" and "definitive material agreement" are collectively, "Material Contract(s)"). Section 4.14 of the Company Disclosure Memorandum lists any contract, agreement or other arrangement involving an executory obligation for the sale or trade of advertising during the term thereof of more than $2,000,000 to which the Company or any of its Subsidiaries or, to the Knowledge of the Company, TNI Partners is a party. All of the contracts, agreements or other arrangements of the Company and its Subsidiaries and, to the Knowledge of the Company, TNI Partners (a) for the purchase of newsprint from the suppliers thereof which are material and (b) of any agent or consultant retained by the Company or any of its Subsidiaries or TNI Partners to advise them in the purchase of newsprint are listed in Section 4.14 of the Company Disclosure Memorandum. There is no Material Contract as to which either the Company or any of its Significant Subsidiaries or, to the Knowledge of the Company, TNI Partners is in material violation or default. Neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, TNI Partners has received written notice from any third party alleging that the Company or any of its Subsidiaries or TNI Partners is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Material Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

      SECTION 4.15 Employment Matters. As of the date hereof, except as set forth on the Company Disclosure Memorandum, there are no work stoppages, strikes, collective labor grievances, other collective bargaining disputes, charges or claims of unfair labor practices pending or to the Knowledge of the Company threatened against the Company or its Significant Subsidiaries or, to the Knowledge of the Company, TNI Partners which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company Disclosure Memorandum sets forth all labor agreements, collective bargaining agreements and similar agreements or arrangements to which the Company or any of its Significant Subsidiaries or, to the Knowledge of the Company, TNI Partners is a party. The Company and its Significant Subsidiaries and, to the Knowledge of the Company, TNI Partners are in compliance in all material respects with applicable labor law. Except as set forth in the Company Disclosure Memorandum, to the Knowledge of the Company as of the date hereof, there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries or TNI Partners.

      SECTION 4.16 Finders' Fees. Except for Goldman, Sachs & Co. and Huntleigh Securities Corporation, copies of whose engagement agreements have been provided to Parent, there is no investment banker, broker or finder that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries or, to the Knowledge of the Company, TNI Partners who is entitled to any fee or commission from the Company or any of its Subsidiaries or TNI Partners in connection with the Transactions. The Company and TNI Partners, to the Knowledge of the Company, are not obligated or committed to pay the legal fees or related expenses of any stockholder or employee of the Company in connection with this Agreement and the Transactions, other than as disclosed in the Company Disclosure Memorandum or as required by the Company's Restated Certificate of Incorporation (as to which, to the Knowledge of the Company, no claims are pending or threatened).

      SECTION 4.17 Opinion of Financial Advisor. The Company has received the opinion of Goldman, Sachs & Co. (the "Goldman, Sachs Fairness Opinion"), dated as of the date of this Agreement, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view. A complete and correct signed copy of such opinion will be delivered to Parent as soon as practicable after the date of this Agreement and such opinion shall not have been withdrawn.

      SECTION 4.18 Voting Requirements. The affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Common Stock and Class B Common Stock, voting together as a single class, adopting this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary, under applicable law or otherwise, to adopt this Agreement (the "Required Vote").

      SECTION 4.19 Circulation. For each of the publications of the Company's Significant Subsidiaries and TNI Partners subject to the Audit Bureau of Circulations, the circulation as reported by the Audit Bureau of Circulations for the periods ended March 2004 and September 2004 (or, if such other dates, the two most recent available periods) (with respect to TNI Partners, to the Knowledge of the Company) is true and correct in all material respects.

      SECTION 4.20 Disclaimer. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY STATED IN ARTICLE 4 OF THIS AGREEMENT, THE COMPANY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                    ARTICLE 5

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

      Parent and Purchaser, jointly and severally, represent and warrant to the Company that:

      SECTION 5.01 Organization, Standing and Corporate Power. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect on Parent. Purchaser was formed solely for the purpose of engaging in the Transactions and since the date of its formation has engaged in no activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the Transactions.

      SECTION 5.02 Corporate Authorization. Parent and Purchaser have all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions. The Board of Directors of Purchaser has declared advisable this Agreement. The execution, delivery and performance of this Agreement, and the consummation of the Transactions, in each case by Parent and/or Purchaser, as the case may be, have been duly authorized by all necessary corporate action on the part of Parent and Purchaser and no other corporate proceedings on the part of the Parent or Purchaser are necessary to authorize this Agreement or to consummate the Transactions (subject, in the case of Purchaser, to approval and the execution and delivery to Purchaser by Parent, as the sole stockholder of Purchaser, of a unanimous written consent adopting this Agreement). This Agreement has been duly executed and delivered by Parent and Purchaser and (assuming that this Agreement constitutes a valid and binding agreement of the Company) constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

      SECTION 5.03 Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Purchaser or any other Subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent and Purchaser or the consummation by Parent and Purchaser of the Transactions, except for (a) the filing of a premerger notification and report form under the HSR Act and expiration or termination of the waiting period thereunder and filings pursuant to similar applicable competition, merger control, antitrust or other laws, (b) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions, (c) the filing of the certificate of merger with the Filing Office and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (d) as may be required by any applicable state securities or "blue sky" laws or state takeover laws and (e) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or Purchaser.

      SECTION 5.04 Non-contravention. The execution and delivery of this Agreement by Parent and Purchaser do not and performance by Parent and Purchaser of this Agreement and the consummation by Parent and Purchaser of the Transactions will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or by-laws of Parent or Purchaser, (b) assuming compliance with the matters referred to in
Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any applicable law, regulation, judgment, injunction, order or decree or (c) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or Purchaser is entitled under any provision of any agreement or other instrument binding upon Parent or Purchaser, except, in the case of clauses (b) and (c), for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or Purchaser or materially impair the ability of Parent or Purchaser to consummate the Transactions on the terms and conditions provided for herein.

      SECTION 5.05 Litigation. There is no suit, action or proceeding pending or, to the Knowledge of Parent or Purchaser, threatened in writing against or affecting the Parent, any Subsidiary of Parent or Purchaser that would reasonably be expected to prevent or substantially delay any of the Transactions or otherwise materially impair the ability of the Parent or Purchaser to consummate the Transactions on the terms and conditions provided for herein, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Parent or Purchaser or any other Subsidiary of Parent having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

      SECTION 5.06 Financial Capability. Parent has, and shall cause Purchaser to have, sufficient funds to consummate the Transactions, including payment in full for all shares of Company Common Stock (on a fully-diluted basis) outstanding at the Effective Time and to pay all fees and expenses related to the Transactions.

      SECTION 5.07 Interested Stockholder. Neither Parent nor any of its affiliates or associates (as each such term is defined in Section 203) was, at any time from January 1, 2001 until the execution and delivery of this Agreement, an "interested stockholder" (as such term is defined in Section 203) of the Company.

      SECTION 5.08 Solvency. Parent and Purchaser are not entering into the Transactions with actual intent to hinder, delay or defraud either present or future creditors. Immediately following the Effective Time and after giving effect to the Transactions, the financing thereof and the transactions contemplated or required by the financing thereof, Parent, the Surviving Corporation and their Subsidiaries will each be Solvent, assuming that the Company and its Subsidiaries are Solvent immediately prior to the Effective Time.

                                    ARTICLE 6

                                    COVENANTS

      SECTION 6.01 Conduct of Business by the Company. From the date hereof until the Effective Time, the Company shall, and shall cause its Subsidiaries to, conduct their business in the ordinary course consistent with past practice and use their commercially reasonable efforts to preserve intact their business organizations and relationships with third parties. Without limiting the generality of the foregoing, except with the consent of Parent, as expressly contemplated or permitted by this Agreement, or as set forth in Section 6.01 of the Company Disclosure Memorandum, from the date hereof until the Effective Time the Company shall not, and shall not permit any of its Subsidiaries to:

      (a) declare, set aside or pay any dividend or other distribution with respect to any share of its capital stock, other than (i) regular quarterly cash dividends on the outstanding Common Stock and Class B Common Stock consistent with past practice in an amount no greater than $0.20 per share per quarter and
(ii) dividends and other distributions paid by any Subsidiary of the Company to the Company or any other Subsidiary of the Company;

      (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except as permitted under Section 6.01(d);

      (c) repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

      (d) issue any shares of Company Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Company Common Stock, or any rights, warrants or options to acquire any shares of Company Common Stock, other than (i) issuances pursuant to Company Stock Options or Company RSUs that are outstanding on the date hereof, (ii) issuances pursuant to any employee stock purchase plan as permitted under Section 6.08(g) and (iii) the issuance of shares of Common Stock upon conversion of shares of Class B Common Stock;

      (e) amend its certificate of incorporation or by-laws or other comparable organizational documents or amend any material terms of the outstanding securities of the Company or its Subsidiaries;

      (f) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, (ii) any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole or (iii) except for acquisitions which individually or in the aggregate do not exceed $500,000, any home delivery, single copy or other type of distribution business involving the Company or any of its Subsidiaries' circulation operations;

      (g) except in the ordinary course of business consistent with past practice, sell, lease, license, mortgage or otherwise encumber or subject to any Lien (other than (i) Liens arising out of Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings, (ii) materialmen's, mechanics', carrier's, workmen's, repairmen's, warehousemen's or other like Liens, (iii) Liens or minor imperfections of title that do not materially impair the continued use and operation of the assets to which they relate and (iv) with respect to leased property, the terms and conditions of the respective leases) or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole;

      (h) except for the items currently contracted for by the Company or any of its Subsidiaries at the date hereof or listed in Section 6.01(h) of the Company Disclosure Memorandum, make or agree to make any new capital expenditure or expenditures other than those which are individually not in excess of $35,000;

      (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than its Subsidiaries), issue or sell any debt securities or warrants or other rights to acquire any debt securities, or guarantee any debt securities of another Person (other than its Subsidiaries), except pursuant to written commitments existing at the date hereof and except for the endorsement of checks and the extension of credit in the normal course of business, or make any loans (other than as permitted under any qualified retirement plan set forth in Section 4.11 of the Company Disclosure Memorandum), advances or capital contributions to, or investments in, any other Person, other than (i) any of its Subsidiaries, (ii) advances to employees in accordance with past practice or (iii) pursuant to written commitments existing at the date hereof;

      (j) except as required under any existing collective bargaining agreement or as may be mutually agreed upon between Parent and the Company, enter into or adopt any new, or increase benefits under, amend, modify or renew or terminate any existing, Employee Plan or benefit arrangement or any collective bargaining agreement, other than as required by law or regulation;

      (k) except to the extent required by any existing collective bargaining agreement or by written agreements existing on the date of this Agreement and disclosed in the Company Disclosure Memorandum, increase the wages, salaries or bonus compensation payable or to become payable to its directors, officers, management personnel or employees not covered by a collective bargaining agreement, other than in accordance with budgets approved by the Company and existing on the date hereof or as mutually agreed upon by Parent and the Company;

      (l) enter into any (i) contracts of employment, retention or similar agreement or (ii) severance provisions except for those which do not exceed $150,000 in the aggregate;

      (m) adopt any change in its accounting policies, procedures or practices other than as required by the SEC, GAAP, by law or regulation or by the Public Company Accounting Oversight Board;

      (n) make any Tax election that is material to the Company and its Subsidiaries taken as a whole or settle or compromise any income Tax liability that is material to the Company and its Subsidiaries taken as a whole, except for (i) any income Tax liability for which the Company has made appropriate provision in accordance with GAAP in the December Financial Statements and (ii) the settlement of the matters described in Section 4.10 of the Company Disclosure Memorandum on the basis specified therein;

      (o) except as otherwise expressly contemplated or permitted by this
Section 6.01, (i) enter into any contract or agreement that is material to the Company or any of its Significant Subsidiaries, (ii) modify, amend or terminate or, except with respect to advertising contracts whose term is one year or less, renew any contract or agreement to which the Company or any of its Significant Subsidiaries is a party that is material to the Company or any of its Significant Subsidiaries, (iii) increase the single copy or home delivery prices of the St. Louis Post-Dispatch or (iv) develop new or alter existing products including newspaper redesign, zoning, editioning and other related activities; provided that Parent shall not unreasonably withhold consent to any of the actions described in subsections (i) and (ii) above;

      (p) agree to settle (i) any litigation listed in the Company Disclosure Memorandum except as expressly contemplated in Section 6.01(p) of the Company Disclosure Memorandum and except for settlements of not greater than $250,000 individually or $1,000,000 in the aggregate, or (ii) any litigation commenced after the date of this Agreement against the Company, any of its Subsidiaries or any of its directors by any stockholder of the Company relating to the Merger, Merger Consideration, this Agreement or the Transactions, without the prior written consent of Parent, which consent will not be unreasonably withheld;

      (q) with respect to each funded Employee Plan, make any contributions required to be made by the Company and any of its Subsidiaries in excess of the minimum amount required by ERISA or the Code; or

      (r) agree or commit to do any of the foregoing.

      SECTION 6.02 Other Actions. The Company, Parent and Purchaser shall not, and shall not permit any of their respective Subsidiaries to, knowingly take any action that would, or that could reasonably be expected to, result in (i) any of their respective representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue so as to have a Material Adverse Effect or (iii) any of the conditions to the Merger set forth in Article 7 not being satisfied (subject to the Company's right to take action specifically permitted by Section 6.05). Promptly following the execution and delivery of this Agreement, Parent, as the sole stockholder of Purchaser, shall execute and deliver a unanimous written consent adopting this Agreement.

      SECTION 6.03 Stockholder Meeting; Proxy Material. Subject to Section 6.05:

      (a) The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement. At the Company Stockholder Meeting, Parent shall cause all of the shares of Company Common Stock then owned Beneficially or of record by Parent, Purchaser or any of their Subsidiaries to be voted in favor of the adoption of this Agreement and shall include in the Proxy Statement a recommendation of the Board of Directors that the stockholders of the Company vote to approve and adopt this Agreement.

      (b) The Company will use reasonable efforts to prepare and file on or before March 12, 2005 a preliminary Proxy Statement with the SEC and will use its commercially reasonable efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement and all amendments and supplements thereto, prior to their being filed with the SEC. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Company Stockholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement.

      (c) None of the information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or any amendment thereof or supplement thereto will, at the time the Proxy Statement or any amendment thereof or supplement thereto is first mailed to the Company's stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation, warranty or covenant is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Purchaser for inclusion or incorporation by reference therein. The Proxy Statement will be prepared in accordance with and comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

      (d) None of the information supplied by Parent or Purchaser for inclusion or incorporation by reference in the Proxy Statement or any amendment thereof or supplement thereto will, at the time the Proxy Statement or any amendment thereof or supplement thereto is first mailed to the Company's stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation, warranty or covenant is made by Parent or Purchaser with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

      SECTION 6.04 Access to Information. From the date hereof until the Effective Time and subject to applicable law and the Confidentiality Agreement dated as of October 11, 2004 between the Company and Parent (the "Confidentiality Agreement"), the Company shall (i) give Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, contracts, books and records and personnel of the Company and its Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company and its Subsidiaries as such Persons may reasonably request, (iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company and its Subsidiaries to cooperate with Parent in its investigation of the Company and its Subsidiaries, (iv) for the period commencing as of December 27, 2004 and for each four or five-week period thereafter through the Effective Time, deliver to Parent no later than the twelfth Business Day after the end of each period an unaudited, consolidated balance sheet for the Company and its Subsidiaries for the portion of the fiscal year ended as of the end of such period, and (v) deliver to Parent (A) a draft of the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 2004, within one day after the Audit Committee of the Company's Board of Directors reviews such draft and (B) contemporaneously with the filing of the Company's Annual Report on Form 10-K, true and complete copies of the audited consolidated statements of the financial position of the Company and its Subsidiaries as of December 26, 2004 and December 28, 2003 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 26, 2004, included as part of the Annual Report on Form 10-K filed with the SEC on or prior to the date of required filing with the SEC, which shall present fairly, in all material respects, the financial position of the Company at December 26, 2004 and December 28, 2003 and the results of their operations and their cash flows for each of the three years in the period ended December 26, 2004, in conformity with GAAP and which shall not reflect any material adverse change from the December Financial Statements. Said audited consolidated financial statements shall be accompanied by the opinion of Deloitte & Touche LLP, the Company's independent public accountants, or such other independent public accountants of national standing acceptable to Parent, if Deloitte & Touche LLP has resigned or been dismissed prior to the completion thereof, that the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 26, 2004 and December 28, 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 26, 2004, in conformity with GAAP. Any investigation pursuant to this Section shall be conducted upon two Business Days' prior written notice to the Company, during regular business hours and in such a manner so as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No investigation conducted pursuant to this Section shall affect or be deemed to modify any representation or warranty made in this Agreement. Except as required by law, Parent will hold, and will cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence all documents and information concerning the Company or any of its Subsidiaries furnished to Parent or its Affiliates in connection with the Transactions in accordance with the terms of the Confidentiality Agreement.

      SECTION 6.05 No Solicitation; Other Offers. (a) From the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with Article 8, the Company and its Subsidiaries shall not, nor shall they permit any of their Affiliates to, nor shall they authorize any of the officers, directors, employees, investment bankers, consultants and other agents and Affiliates of the Company and its Subsidiaries to, directly or indirectly,
(i) solicit, initiate, encourage, induce or knowingly facilitate (including by way of furnishing information) the submission of any Acquisition Proposal or any inquiries with respect thereto, (ii) engage in discussions or negotiations with any Person concerning an Acquisition Proposal or knowingly facilitate any effort or attempt to make an Acquisition Proposal or accept an Acquisition Proposal or
(iii) disclose any nonpublic information relating to the Company or any of its Subsidiaries to any Person who, to the Knowledge of the Company, is making or considering making, or who has made, an Acquisition Proposal. The Company will notify Parent as promptly as practicable (but in no event later than 24 hours) after receipt by the Company of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries by any Person who, to the Knowledge of the Company, is making or considering making or who has made, an Acquisition Proposal. The Company shall provide such notice orally and in writing and shall identify the Person making, and the terms and conditions of, any such Acquisition Proposal or request. The Company shall keep Parent informed of the status and details (including amendments or proposed amendments) of any such Acquisition Proposal or request. The Company shall, and shall cause its Subsidiaries and the directors, employees and other agents of the Company and its Subsidiaries to, cease immediately and cause to be terminated all activities, discussions and negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Acquisition Proposal and, to the extent within its power, to recover or cause to be destroyed all information concerning the Company and its Subsidiaries in the possession of such Persons and their Affiliates, representatives and advisors.

      (b) Notwithstanding the first sentence of Section 6.05(a), the Company may, until the Company Stockholder Meeting (the "Cutoff Date"), negotiate or otherwise engage in substantive discussions with, and furnish nonpublic information to, any Person in response to an unsolicited Acquisition Proposal by such Person if (i) the Company has complied with the terms of this Section 6.05,
(ii) the Board of Directors of the Company determines in good faith that such Acquisition Proposal could reasonably be expected to result in a Superior Proposal and, after consultation with and receipt of advice from outside legal counsel, that the failure to take such action could reasonably be deemed to constitute a breach of its fiduciary duties under applicable law, and (iii) such Person executes a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement (including the standstill provisions unless the Company shall have amended the Confidentiality Agreement to modify the standstill provisions therein to be no more restrictive of Parent than such Person is restricted pursuant to such confidentiality agreement). The Company shall provide Parent any information regarding the Company or its Subsidiaries provided to any Person making an Acquisition Proposal which was not previously provided to Parent. Nothing contained in this Agreement shall prevent the Company or its Board of Directors from complying with Rule 14d-9, Item 1012(a) of Regulation M-A and Rule 14e-2 under the Exchange Act with respect to any Acquisition Proposal or making any disclosure to the Company's stockholders required by applicable law or regulation.

      (c) Except as permitted in this Section 6.05(c), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Parent, or take any action not explicitly permitted by this Agreement that would be inconsistent with its approval of this Agreement and the Merger or with the recommendation to stockholders referred to in Section 2.08 hereof, (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement related to any Acquisition Proposal. Notwithstanding the foregoing, prior to the Cutoff Date, the Board of Directors of the Company shall be permitted not to recommend to its stockholders approval and adoption of this Agreement and the Merger, or to withdraw, or modify in a manner adverse to Parent, its recommendation to its stockholders referred to in Section 2.08 hereof (each, an "Adverse Recommendation Change"), but only if (i) the Company has complied with the terms of this Section 6.05, (ii) the Company has received an unsolicited Acquisition Proposal which the Board of Directors determines in good faith constitutes a Superior Proposal, (iii) the Board of Directors of the Company determines in good faith, after consultation with and receipt of advice from outside legal counsel, that the failure to take such action could reasonably be deemed to be inconsistent with its fiduciary duties under applicable law, (iv) the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action, together with a full and complete copy of the Superior Proposal at least three Business Days prior to the Adverse Recommendation Change (it being understood and agreed that any amendment to the financial terms or any other material terms of such Superior Proposal shall require a new notice and a new three-Business Day period), (v) the Company shall have negotiated in good faith with Parent during such three-Business Day period to make such amendments to the terms and conditions of this Agreement as would enable the Board of Directors of the Company to proceed with its recommendation of this Agreement (as so amended) and the Merger and not make the Adverse Recommendation Change, and (vi) prior to the expiration of such three-Business Day period, Parent fails to make a proposal to adjust the terms and conditions of this Agreement that the Board of Directors of the Company determines in good faith (after consultation with its financial advisors) to be at least as favorable as the Superior Proposal.

      (d) During the period from the date of this Agreement until the Effective Time or earlier termination of this Agreement, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement relating to an Acquisition Proposal to which it or any of its Subsidiaries is a party (other than any involving Parent or its Subsidiaries). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

      SECTION 6.06 Best Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid an action or proceeding by any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including, without limitation, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the

Merger, this Agreement or the other Transactions, use their best efforts to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms set forth in this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions. Nothing herein shall limit or affect the Company's taking actions specifically permitted by Section 6.05.

      (b) In furtherance of and without limiting the above provisions, each of the Company and Parent shall, as promptly as practicable following the execution and delivery of this Agreement (but in no event more than the tenth Business Day thereafter), file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form required for the Transactions and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of the Company and Parent shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. The Company and Parent shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC or the DOJ, and shall comply promptly with any such inquiry or request. Parent shall take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the closing to occur as soon as reasonably possible, including, without limitation, proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or any of its Subsidiaries as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing, delaying or restricting the consummation of the Transactions.

      (c) Subject to the terms and conditions of this Agreement, in furtherance and not in limitation of the covenants of the parties contained in Sections 6.06(a) and 6.06(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any of the Transactions as violative of any antitrust, competition or trade regulation law, each of the parties shall cooperate in all respects with each other and shall use its respective best efforts in order to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prevents, delays or restricts consummation of the Transactions.

      (d) Subject to the terms and conditions of this Agreement, in furtherance and not in limitation of the covenants of the parties contained in Section 6.06(a), if any objections are asserted with respect to the Transactions under any applicable law (other than any antitrust, competition or trade regulation law) or if any suit is instituted by any Governmental Entity or any private party challenging any of the Transactions as violative of any applicable law (other than any antitrust, competition or trade regulation law), each of the Company and Parent shall use its best efforts to resolve any such objections or challenges such Governmental Entity or private party may have to such Transactions so as to permit consummation of the Transactions.

      (e) The existence of the conditions set forth in Article 7 shall not limit or diminish Parent's or Purchaser's obligations pursuant to this Section 6.06 or relieve Parent or Purchaser of any liability or damages that may result from the breach of its obligations under this Section 6.06.

      SECTION 6.07 Indemnification, Advancement and Insurance. (a) After the Effective Time, the Parent and the Surviving Corporation shall, jointly and severally, to the fullest extent permitted by Delaware law, indemnify, defend and hold harmless each Corporate Agent against all losses, costs, liabilities, expenses (including attorney's and expert's fees and expenses), claims, fines, penalties or damages in connection with any civil, criminal or arbitrative suit, action, proceeding or investigation based in whole or in part on his or her being or having been such a Corporate Agent prior to and including the Effective Time (including but not limited to the Transactions). This obligation shall include the obligation to pay expenses (including attorney's and expert's fees and expenses) incurred by a Corporate Agent in defending any such suit, action, proceeding or investigation in advance of the final disposition thereof, including appeals.

      (i) "Corporate Agent" shall mean any person who is or was at any time prior to and including the Effective Time a director, officer, employee or agent of the Company or any of its Subsidiaries, or any person who is or was at any time prior to and including the Effective Time a director, officer, trustee, employee or agent of any Other Enterprise, serving as such at the request of the Company, or the heirs, executors and administrators of any such director, officer, trustee, employee or agent.

      (ii) "Indemnified Party" shall mean individually, and "Indemnified Parties" shall mean collectively, the person or persons entitled to be indemnified, defended and held harmless under this Section 6.07 or the heirs, executors and administrators of such person or persons.

      (iii) "Other Enterprise" shall mean any domestic or foreign corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, or other enterprise or entity (including any employee benefit plan), whether or not for profit, served by a Corporate Agent (other than the Company).

      (b) Parent shall cause the certificate of incorporation and by-laws of the Surviving Corporation and its Subsidiaries to include provisions for the limitation of liability of directors and indemnification of the Indemnified Parties to the fullest extent permitted under Delaware law and shall not permit the amendment of such provisions in any manner adverse to the Indemnified Parties without the prior written consent of the Indemnified Parties.

      (c) Parent shall pay all expenses, including attorney's and expert's fees and expenses, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.07 or in any action involving an Indemnified Party resulting from the Transactions.

      (d) For six years after the Effective Time (and thereafter until the final disposition, including appeals, of any claim that has been asserted or any suit, action, proceeding or investigation that has been commenced within such six-year period), Parent shall maintain, or cause the Surviving Corporation to maintain, policies of directors' and officers' liability insurance comparable to those currently maintained by the Company for the benefit of directors and officers of the Company in effect on the date of this Agreement (true and complete copies of which have been provided to Parent) with respect to matters occurring prior to and including the Effective Time (except to the extent any provisions in such insurance are no longer generally available in the market); provided, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 300% of the aggregate annual premiums paid by the Company (or the Surviving Corporation, as applicable) during the immediately preceding year for such insurance (the Company represents that the annual premiums currently aggregate approximately $500,000); and provided, further, that if the aggregate annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy or policies with the greatest coverage available for an aggregate cost not exceeding such amount.

      (e) In the event Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.07. In the event that the Surviving Corporation transfers any material portion of its assets, in a single transaction or in a series of transactions, Parent will either guarantee the indemnification obligations referred to in Section 6.07(a) or take such other action to ensure that the ability of the Surviving Corporation to satisfy such indemnification obligations will not be diminished.

      (f) This Section 6.07 shall survive the consummation of the Merger, is intended to benefit the Company, Parent, the Surviving Corporation and each Indemnified Party, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

      SECTION 6.08 Employee Benefits. (a) After the Effective Time, Parent shall cause the Surviving Corporation and each Subsidiary thereof to abide by the terms of each collective bargaining agreement to which it is a party. In addition, after the Effective Time through at least September 30, 2006, Parent shall provide or cause to be provided to the individuals who, immediately prior to the Effective Time, are non-bargaining unit employees of the Company or any Subsidiary thereof ("Company Employees") (i) base pay and commission opportunities which, as to each such individual, are the same as or greater than those provided by the Company and its Subsidiaries immediately prior to the Effective Time; and (ii) except as provided in Sections 6.08(d), (e) and (f), welfare, pension and other employee benefits and incentive opportunities that are no less favorable in the aggregate than those provided as of the date hereof by the Company and its Subsidiaries to such individuals under the Employee Plans. At the Effective Time, the Company shall pay or cause the payment of bonuses accrued during the period from December 27, 2004 until the Effective Time in accordance with the bonus targets and Company performance through the end of such period. For the period from the Effective Time through September 30, 2005, Parent shall cause the Surviving Corporation to establish a bonus arrangement consistent with the bonus arrangement provided by Parent and its Affiliates to similarly situated employees, taking into account the fact that the bonus period will be less than twelve months. From and after October 1, 2005, the Surviving Corporation shall provide such bonus opportunities as it deems appropriate. Nothing contained in this subsection shall preclude the Parent or the Surviving Corporation or its Subsidiaries at any time following the Effective Time from terminating the employment of any Company Employee.

      (b) Each Company Employee shall be given full credit for all service with the Company and its Subsidiaries and their respective predecessors to the extent recognized by the Company and its Subsidiaries at December 26, 2004 under any plans or arrangements providing vacation, sick pay, severance, retirement, pension or retiree welfare benefits maintained by Parent or the Surviving Corporation or any of their respective Affiliates in which such Company Employees participate for all purposes (including, without limitation, for purposes of eligibility, vesting, benefit accrual and forms of benefit), except to the extent that such credit would result in any duplication of benefits.

      (c) In the event of any change in the welfare benefits provided to Company Employees following the Effective Time, Parent shall or shall cause the Surviving Corporation to (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any such welfare benefits to the extent that such conditions, exclusions or waiting periods would not apply in the absence of such change and (ii) credit each Company Employee with any co-payments and deductibles paid prior to any such change in satisfying any applicable deductible or out-of-pocket requirements after such change.

      (d) Without limiting any of its other obligations hereunder, Parent shall cause all of the individual agreements and other Company plans and arrangements listed in Items 1, 2, 4, 5 and 20 under Section 4.11 of the Company Disclosure Memorandum to be honored in accordance with their terms if and to the extent such agreements, plans and arrangements have been or are made effective, and shall assume the obligations of the Company and its Subsidiaries thereunder without offset.

      (e) From the Effective Time until September 30, 2007, Parent and the Surviving Corporation shall provide or shall cause their Affiliates to provide post-retirement group health coverage to Eligible Company Retirees on terms and conditions that are, in the aggregate, no less favorable than the terms and conditions of the retiree group health coverage currently provided by the Company to or for the benefit of retired Eligible Company Retirees. Thereafter, until December 31, 2008, Parent and the Surviving Corporation shall continue to offer retiree group health coverage to Eligible Company Retirees. Such coverage shall be on such terms and conditions relating to benefits and cost-sharing as from time to time are determined by the Board of Directors of Parent and/or the Surviving Corporation. As used herein, the term "Eligible Company Retirees" means (i) former non-bargaining unit employees of the Company or any Subsidiary thereof (and their covered spouses and dependents) who, as of the Effective Time, are covered or entitled to coverage under the Company's post-retirement group health plan, (ii) active Company Employees whose employment terminates after the Effective Time and who, as of the Effective Time, have satisfied the minimum age and service conditions for Company provided post-retirement group health coverage, and (iii) active Company Employees listed in Section 6.08(e) of the Company Disclosure Memorandum whose employment is terminated either (A) after satisfying the age and service conditions, or (B) before satisfying those conditions under circumstances entitling them to receive one or more severance payments, whether by individual agreement or applicable severance policy. The obligations of Parent and the Surviving Corporation under this Section 6.08(e) will also extend to the covered spouses and dependents of the present and former Company Employees who are or become Eligible Company Retirees.

      (f) If, as of or within May 31, 2006, Parent, the Company, the Surviving Corporation or any of its or their Affiliates causes the involuntary termination (other than termination for "cause") of a Company Employee's employment with the Surviving Corporation, the Company and/or its Subsidiaries, then the terminated Company Employee will be entitled to receive severance payments in accordance with the Company's severance grid set forth in Section 6.08(f) of the Company Disclosure Memorandum if such grid would have applied to such Company Employee if he or she had been severed by the Company before the Effective Time, or, if not, to no less than two weeks' base pay for each year of service with the Company or any of its Subsidiaries (and their respective predecessors), prorated for the year in which termination of employment occurs, limited, however, to 50 weeks' base pay, and subject to a minimum of four weeks' base pay. The severance protection described in this Section 6.08(f) shall not apply to Company Employees whose severance entitlement is governed by the terms of an employment agreement, transition agreement, participation agreement or other individual agreement providing severance protection outside of the Company's general severance policy. Outplacement services described in Section 6.08(f) of the Company Disclosure Memorandum will also be made available. Any Company Employee whose employment is terminated within one year following the Effective Time and who is entitled to severance payments will be credited with not less than one year of post-Effective Time service for purposes of vesting under any Employee Plan in which such terminated Company Employee then participates, except to the extent that such credit would result in any duplication of benefits.

      (g) Prior to and effective as of the Effective Time, the Company will amend the Pulitzer Inc. Supplemental Executive Benefit Pension Plan (the "SERP") in the following respects: (i) future benefit accruals will be suspended, (ii) each participant's accrued benefit will be converted into a bookkeeping account balance in the amounts set forth in Section 6.08(g) of the Company Disclosure Memorandum (the "SERP Schedule"), (iii) each participant's account balance will be credited with interest at the annual rate of 5.75%, and (iv) each participant will be entitled to receive payments which will be deducted from his or her account balance at the time(s) and in the amount(s) set forth in the SERP Schedule. Parent will make or cause the Surviving Corporation to make the payments set forth in the SERP Schedule, which payments, when completed, will be in full and final satisfaction of the participants' interest in the SERP. The Company's SERP amendments will include a provision for full payment of the participants' account balances upon a change in control (defined substantially as set forth in Section 6.08(g) of the Company Disclosure Memorandum) of the Parent or the Surviving Corporation, and such other provisions as may be reasonably necessary in order to satisfy the applicable requirements of Section 409A of the Code. As of and prior to the Effective Time, the Company shall satisfy in full the remaining future payment obligations of the Company under the executive employment and consulting agreement listed in Item 2 of Section
4.14 of the Company Disclosure Memorandum. Prior to the Effective Time, the Company shall terminate the Company's 1999 Employee Stock Purchase Plan and the Company's 2000 Stock Purchase Plan (and any other such plan listed in Section 4.11(6) of the Company Disclosure Memorandum (collectively, the "Company Stock Plans")), and no shares shall be issued under the Company Stock Plans after such date. The Company agrees that, during the period beginning on the date hereof and ending prior to the Effective Time, except as described under Section 4.02(a) with respect to shares issuable under outstanding Company Stock Options or Company RSUs, and shares purchasable under any employee stock purchase plan, the Company shall not issue shares of Common Stock in the aggregate that exceed the average number of shares, determined on a quarterly basis, issued under the Company Stock Plans for the last two fiscal quarters prior to the date hereof (which amounts and the price at which such shares may be purchased under the terms thereof are listed in Section 4.11(6) of the Company Disclosure Memorandum). Prior to the Effective Time, the Company will use its commercially reasonable efforts to terminate (as of or immediately prior to the Effective
Time) the Company's interest in and obligations under the split dollar life insurance agreements and policies listed in Section 4.11 of the Company Disclosure Memorandum maintained for five covered current and former executives, at a cost to the Company not to exceed the then current cash values of the policies plus the amounts of the premium payments that were withheld since July 30, 2002, or such greater amounts as the Company deems necessary in order to accomplish the foregoing. Any split dollar arrangement which is not so terminated will be assumed and honored by the Surviving Corporation in accordance with its terms.

      SECTION 6.09 Public Announcements. Each of Parent and the Company will obtain the other's prior written consent before issuing any press release or making any public statement (including any broadly issued statement or announcement to employees) with respect to this Agreement or the Transactions and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to obtaining such consent.

      SECTION 6.10 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Purchaser, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Purchaser, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

      SECTION 6.11 Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of:

      (a) any representation or warranty made by it in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate so as to have a Material Adverse Effect;

      (b) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement;

      (c) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

      (d) any notice or other communication from any Governmental Entity in connection with the Transactions; or

      (e) any actions, suits, claims, investigations, orders, decrees, complaints or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting the Company, Parent or any of their respective Subsidiaries that relate to the consummation of the Transactions;

provided, however, that the delivery of any notice pursuant to this Section 6.11
(i) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and (ii) shall not be deemed an admission on the part of the party giving such notice that the occurrence of any such event constitutes or would reasonably be likely to have a Material Adverse Effect.

      SECTION 6.12 Certain Operational Matters. (a) For a period of at least five years following the Effective Time, Parent will cause the St. Louis Post-Dispatch to maintain its current name and editorial page platform statement and to maintain its news and editorial headquarters in the City of St. Louis, Missouri. In addition, if the current editor of the St. Louis Post-Dispatch is replaced within five years following the Effective Time, whether by reason of her resignation or removal or for any other reason, Parent will not appoint or allow to be appointed a new editor of the St. Louis Post-Dispatch without the prior consultation with the Company Designee.

      (b) Following the Effective Time, Parent agrees that (i) it will not use or allow to be used the "Pulitzer" name in connection with any business or other endeavor not reasonably related to the media businesses in which the Company and its Subsidiaries are currently engaged and (ii) it will use commercially reasonable efforts to preserve the historical goodwill of the "Pulitzer" name, including, without limitation, using commercially reasonable efforts to ensure that the name is used only in connection with products and services that are substantially consistent in nature, quality and style with the products and services in connection with which the name has been historically used by the Company.

      (c) The Surviving Corporation shall cause St. Louis Post-Dispatch LLC ("PD LLC") or its successor from the Effective Time until September 30, 2009, to make aggregate contributions, in the name of Pulitzer Inc. or PD LLC, of at least 0.25% of total revenues of PD LLC, the sum of which shall be used to fund the commitments set forth in Section 4.14(8) of the Company Disclosure Memorandum and the remainder thereof for contributions to 501(c)(3) organizations that are located in the states of Missouri or Illinois after funding at least $60,000 to the Columbia University Graduate School of Journalism in support of the activities relating to the award of the Pulitzer Prizes.

      (d) Prior to the Effective Time, the Board of Directors of the Company shall appoint a committee consisting of three of its members (the "Designation Committee"), and following the Effective Time, the covenants made by Parent in this Section 6.12 may be enforced by the designee (the "Company Designee") selected from time to time by the Designation Committee. Each member of the Designation Committee shall serve until his or her death or resignation and may appoint his or her successor in writing; provided, that any vacancy in the Designation Committee arising because a successor has not been appointed or because a member or successor is unable to serve for any reason shall be filled by the remaining members of the Designation Committee.

      (e) Parent agrees that it shall not, directly or indirectly, consolidate with or merge into any other Person or transfer all or substantially all of its properties and assets to any other Person without causing such other Person to assume the obligations set forth in this Section 6.12. In addition, Parent shall not, directly or indirectly, sell, transfer or license (or allow to be sold, transferred or licensed) (A) the St. Louis Post-Dispatch without requiring the purchaser, transferee or licensee thereof to be bound by the covenants set forth in Sections 6.12(a) and (d) or (B) the "Pulitzer" name without requiring the purchaser, transferee or licensee thereof to be bound by the covenants set forth in Sections 6.12(b) and (d).

      SECTION 6.13 Solvency Opinion. In the event Parent or Purchaser is required to deliver or cause to be delivered in connection with the financing of the Transactions, or actually delivers or causes to be delivered, a letter or opinion with respect to the solvency, sufficiency of assets, sufficiency of capital or any similar or related status, in each case, of the Parent, Purchaser, the Company or any of their respective Subsidiaries, then Parent and Purchaser shall, at their expense, cause such letter or opinion to (i) be delivered to the Company and (ii) contain a statement that the Company and its stockholders may rely on such letter or opinion as though such letter or opinion had been addressed to the Company and its stockholders.

                                    ARTICLE 7

                            CONDITIONS TO THE MERGER

      SECTION 7.01 Conditions to Obligations of Each Party. The respective obligations of the Company, Parent and Purchaser to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

      (a) this Agreement shall have been adopted by the Required Vote at the Company Stockholder Meeting;

      (b) no statute, rule or regulation shall have been enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger or makes the consummation of the Merger unlawful, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing, prohibiting or restraining the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered; and

      (c) any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated.

      SECTION 7.02 Conditions to Obligations of Parent and Purchaser. The obligations of Parent and Purchaser to consummate the Merger are subject to the satisfaction (or waiver by Parent and Purchaser) of the following conditions:

      (a) the Company shall have performed all of its obligations, covenants and agreements hereunder required to be performed or complied with by it at or prior to the Effective Time, disregarding for these purposes any exception with respect to such obligation, covenant or agreement qualified by "Material Adverse Effect," "material," "materiality" and words of similar import, except for such failures to perform which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company; provided, however, that for purposes of this Section 7.02(a), "Material Adverse Effect" on the Company shall mean a Material Adverse Effect on the Company and its Subsidiaries taken as a whole;

      (b) except as affected by actions specifically described in and permitted by this Agreement, the representations and warranties of the Company contained in this Agreement shall be true on and as of the closing date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true as of such date), disregarding for these purposes any exception in such representation or warranty qualified by "Material Adverse Effect," "material," "materiality" and words of similar import, except for such failures to be true which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company; provided, however, that for purposes of this Section 7.02(b), "Material Adverse Effect" on the Company shall mean a Material Adverse Effect on the Company and its Subsidiaries taken as a whole;

      (c) Parent shall have received a certificate signed on behalf of the Company by the President or Chief Executive Officer or a Vice President of the Company certifying as to the satisfaction of the conditions contained in Sections 7.02(a) and (b); and

      (d) Each of the Company and its Subsidiaries shall have delivered to Parent all of the certificates, instruments and other documents required to be delivered by such company or by any Person retained by the Company and its Subsidiaries at or prior to the closing date as required by this Agreement.

      SECTION 7.03 Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction (or waiver by the Company) of the following conditions:

      (a) Each of Parent and Purchaser shall have performed all of its obligations, covenants and agreements hereunder required to be performed or complied with by it at or prior to the Effective Time (including its obligations under Section 3.02(a) of this Agreement), disregarding for these purposes any exception with respect to such obligation, covenant or agreement qualified by "Material Adverse Effect," "material," "materiality" and words of similar import, except for such failures to perform which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent or Purchaser or materially impair the ability of Parent or Purchaser to consummate the Transactions on the terms and conditions provided for herein; provided, however, that for purposes of this Section 7.03(a), "Material Adverse Effect" on the Parent shall mean a Material Adverse Effect on the Parent and its Subsidiaries taken as a whole;

      (b) except as affected by actions specifically described in and permitted by this Agreement, the representations and warranties of Parent and Purchaser contained in this Agreement shall be true on and as of the closing date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true as of such date), disregarding for these purposes any exception in such representation or warranty qualified by "Material Adverse Effect," "material," "materiality" and words of similar import, except for such failures to be true which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent or Purchaser or materially impair the ability of Parent or Purchaser to consummate the Transactions on the terms and conditions provided for herein; provided, however, that for purposes of this Section 7.03(b), "Material Adverse Effect" on the Parent shall mean a Material Adverse Effect on the Parent and its Subsidiaries taken as a whole;

      (c) the Company shall have received a certificate signed on behalf of the Parent by the President or Chief Executive Officer or a Vice President of the Parent certifying as to the satisfaction of the conditions contained in Sections 7.03(a) and (b); and

      (d) Each of the Parent and Purchaser shall have delivered to Company all of the certificates, instruments and other documents required to be delivered by such company or by any Person retained by Parent or Purchaser at or prior to the closing date as required by this Agreement.

                                    ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

      SECTION 8.01 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company:

      (a) by mutual written consent duly authorized by the Board of Directors of each of Parent, Purchaser and the Company;

      (b) by either the Company or Parent if:

      (i) any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable best efforts to lift) restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the imposition of such order, decree or ruling or other action or the failure of such order, decree or ruling or other action to be resisted, resolved or lifted, as applicable;

      (ii) the Merger shall not have been consummated by August 2, 2005, unless the failure to consummate the Merger is the result of a breach of this Agreement by the party seeking to terminate this Agreement; or

      (iii) if, at the Company Stockholder Meeting (including any adjournment thereof), the Required Vote shall not have been obtained;

      (c) by the Company:

      (i) if the Company has complied with its obligations under Section 6.05, the Company has received an unsolicited Acquisition Proposal that the Board of Directors determines in good faith is a Superior Proposal, and then only in connection with its entering into an agreement with respect to such Superior Proposal; provided, that the Company pays the Termination Fee; or

      (ii) if Parent or Purchaser shall have breached any representation, warranty, covenant or other agreement contained in this Agreement, which breach, individually or in the aggregate, would reasonably be expected to materially impair the ability of Parent or Purchaser to consummate the Transactions on the terms and conditions set forth herein and cannot be or has not been cured within 30 days after the giving of written notice to Parent or Purchaser, as applicable;

      (d) by Parent:

      (i) if the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement (disregarding for these purposes any exception with respect to such representation, warranty, covenant or other agreement qualified by "Material Adverse Effect," "material," "materiality" and words of similar import), which breach, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on the Company and cannot be or has not been cured, in all material respects, within 30 days after the giving of written notice to the Company; provided, however, that for purposes of this Section 8.01(d)(i), "Material Adverse Effect" on the Company shall mean a Material Adverse Effect on the Company and its Subsidiaries taken as a whole;

      (ii) if, (A) whether or not permitted to do so, the Board of Directors of the Company shall have withdrawn or modified (in a manner adverse to Parent or Purchaser) its approval or recommendation of the Merger or this Agreement, or approved or recommended any Acquisition Proposal, (B) a tender or exchange offer relating to any Company Securities has been commenced and the Company fails to send to its security holders, within ten Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends the rejection of such tender or exchange offer or (C) an Acquisition Proposal is publicly announced, and the Company fails to issue, within ten Business Days after such Acquisition Proposal is announced, a press release that reaffirms the recommendation of the Board of Directors of the Company that the stockholders of the Company vote in favor of the adoption of this Agreement; or

      (iii) if the Company breaches any of its obligations under Section 6.03 in any material respect or any of its obligations under Section 6.05.

      The party desiring to terminate this Agreement pursuant to Section 8.01(b), Section 8.01(c) or Section 8.01(d) shall give written notice of such termination to the other parties in accordance with Section 9.02.

      SECTION 8.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and have no effect (other than the provisions of Article 1, Section 6.04 (last sentence only), this Section 8.02, Section 8.03, and Article 9, which shall survive any termination), without any liability or obligation on the part of Parent, Purchaser or the Company, except to the extent that such termination results from the breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

      SECTION 8.03 Fees and Expenses. (a) Except as set forth otherwise herein, all fees and expenses incurred in connection with the Merger, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

      (b) The Company shall pay, or cause to be paid, to Parent a fee equal to $55 million (the "Termination Fee") if (1)(x) this Agreement is terminated by Parent or the Company pursuant to Section 8.01(b)(ii), or by Parent pursuant to
Section 8.01(d)(i), Section 8.01(d)(ii)(B) or (C), or Section 8.01(d)(iii), (y) at any time after the date hereof an Acquisition Proposal shall have been publicly announced or otherwise communicated to the Board of Directors of the Company and (z) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to an Acquisition Proposal or similar transaction, or any such transaction is consummated; (2) this Agreement is terminated by the Company pursuant to Section 8.01(c)(i); or (3) this Agreement is terminated by Parent pursuant to Section 8.01(d)(ii)(A); provided that if a fee already has been paid to Parent pursuant to Section 8.03(c), the Termination Fee shall be equal to $55 million minus the amount actually paid to Parent pursuant to Section 8.03(c).

      (c) The Company shall pay, or cause to be paid, to Parent a fee equal to $30 million plus actual documented expenses (not to exceed $12 million) if this Agreement is terminated by Parent or the Company pursuant to Section 8.01(b)(iii).

      (d) Any Termination Fee shall be paid by wire transfer of same day funds to an account designated by Parent within two Business Days after a demand for payment by Parent following termination of this Agreement; provided, that in the event of a termination of this Agreement under Section 8.01(c)(i), the Termination Fee shall be paid as therein provided as a condition to the effectiveness of such termination.

      SECTION 8.04 Amendment. This Agreement may be amended by the parties hereto at any time before or after the adoption of this Agreement by the stockholders of the Company; provided, however, that after any such adoption, there shall be made no amendment that by law requires further adoption of this Agreement by the stockholders of the Company without such further adoption. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      SECTION 8.05 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto on the part of the other parties or (c) subject to the proviso contained in the first sentence of Section 8.04, waive compliance with any of the agreements or conditions contained herein on the part of the other parties. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                    ARTICLE 9

                                  MISCELLANEOUS

      SECTION 9.01 Non-Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      SECTION 9.02 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given if to Parent or Purchaser, to:

             Lee Enterprises, Incorporated
             201 N. Harrison Street
             Davenport, IA  52801
             Attn:  Mary E. Junck, Chairman, President & CEO
             Fax:  (563) 323-9608

with a copy (which shall not constitute notice) to:

             Lane & Waterman LLP
             220 N. Main Street, Ste. 600
             Davenport, IA  52801
             Attn:  C. Dana Waterman III, Esq.
             Fax:  (563) 324-1616

if to the Company, to:

             Pulitzer Inc.
             900 N. Tucker Drive
             St. Louis, MO  63101
             Attention:  Robert C. Woodworth
             Fax: (314) 340-3127

with a copy (which shall not constitute notice) to:

             Fulbright & Jaworski L.L.P.
             666 Fifth Avenue
             New York, New York 10103

             Attention: William Bush, Esq.
             Fax: (212) 318-3400

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

      SECTION 9.03 No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 9.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Purchaser may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to enter into the Transactions, but no such transfer or assignment will relieve Parent or Purchaser of its obligations hereunder.

      SECTION 9.05 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

      SECTION 9.06 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions may be brought in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.02 shall be deemed effective service of process on such party.

      SECTION 9.07 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

      SECTION 9.08 Counterparts; Effectiveness; Benefit. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as provided in Sections 6.07 and 6.12 (which are intended to be for the benefit of the Persons provided for therein and may be enforced by such Persons), no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective permitted successors and assigns. Execution of this Agreement may be made by facsimile signature which, for all purposes, shall be deemed to be an original signature.

      SECTION 9.09 Entire Agreement. This Agreement, the Company Disclosure Memorandum and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior and contemporaneous representations, warranties, agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No prior drafts of this Agreement or portions thereof shall be admissible into evidence in any action, suit or other proceeding involving this Agreement.

      SECTION 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

      SECTION 9.11 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

      SECTION 9.12 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents to this Agreement and the Article and Section headings are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

      SECTION 9.13 Company Disclosure Memorandum. The Company Disclosure Memorandum referred to in this Agreement is hereby incorporated in this Agreement and made a part of this Agreement for all purposes as if fully set forth in this Agreement. Any matter disclosed in a section of the Company Disclosure Memorandum shall be treated as if it were disclosed in other sections of the Company Disclosure Memorandum to which it reasonably applies. No disclosure in the Company Disclosure Memorandum shall be deemed to constitute an admission or representation or raise any inference that such matter rises to the level of materiality or is determinative of any standard of materiality.

      SECTION 9.14 Personal Liability. Neither this Agreement nor any other document delivered in connection with this Agreement shall create or be deemed to create or permit any personal liability or obligation on the part of any officer or director of the Company or any Subsidiary of the Company.

      SECTION 9.15 Obligations of Parent and the Company. Whenever this Agreement requires Purchaser or another Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Purchaser or such Subsidiary to take such action and a guarantee on the part of Parent of the performance thereof. Whenever this Agreement requires the Surviving Corporation to take any action, from and after the Effective Time, such requirement shall be deemed to include an undertaking on the part of Parent to cause the Surviving Corporation to take such action and a guarantee on the part of Parent of the performance thereof. Whenever this Agreement requires the Company to take any action after the Effective Time, such requirement shall be deemed to include an undertaking on the part of Parent to cause the Surviving Corporation to take such action and a guarantee on the part of Parent of the performance thereof. Whenever this Agreement require a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and a guarantee on the part of the Company of the performance thereof.

      SECTION 9.16 Certain Definitions. As used in this Agreement:

      (a) The term "Acquisition Proposal" shall mean any offer or proposal for a merger, reorganization, consolidation, share exchange, business combination, or other similar transaction involving the Company or any proposal or offer to acquire, directly or indirectly, securities representing more than 20% of the voting power of the Company or more than 20% of the consolidated net assets of the Company and its Subsidiaries taken as a whole, other than the Transactions.

      (b) The term "Affiliate," as applied to any Person, shall mean any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person; for purposes of this definition, "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by," and "under common Control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

      (c) A Person will be deemed to "Beneficially" own securities if such Person would be the beneficial owner of such securities under Rule 13d-3 under the Exchange Act, including securities which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time).

      (d) The term "Business Day" means any day on which commercial banks are open for business in New York, New York other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the laws of the State of New York or the federal laws of the United States.

      (e) The term "Knowledge" or any similar formulation of "Knowledge" shall mean, with respect to the Company, the actual knowledge of the Company's executive officers and each publisher or the most senior executive officer, as the case may be, of any of its Subsidiaries (except that where the Company's "Knowledge" relates to TNI Partners, "Knowledge" shall mean the actual knowledge of the Company's executive officers and the publisher of Star Publishing Company), and with respect to the Parent, the actual knowledge of the Parent's executive officers.

      (f) The term "Person" shall include individuals, corporations, partnerships, trusts, limited liability companies, associations, unincorporated organizations, joint ventures, other entities, groups (which then shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act), labor unions and Governmental Entities.

      (g) The term "Significant Subsidiaries" shall mean Flagstaff Publishing Co., Pantagraph Publishing Co., Pulitzer Newspapers, Inc., Pulitzer Technologies, Inc., St. Louis Post-Dispatch LLC, Star Publishing Company, STL Distribution Services LLC and Suburban Journals of Greater St. Louis LLC.

      (h) The term "Solvent" shall mean, with respect to any Person, that (i) the property of such Person, at a fair valuation, exceeds the sum of its debts (including contingent and unliquidated debts), (ii) the present fair saleable value of the property of such Person exceeds the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured, (iii) such Person does not have unreasonably small capital with which to conduct its business and (iv) such Person does not intend or believe that it will incur debts beyond its ability to pay as they mature. For purposes of this definition, the amount of contingent or unliquidated liabilities at any time shall be the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become actual or matured liabilities.

      (i) The term "Superior Proposal" shall mean a bona fide written Acquisition Proposal to acquire more than 50% of the voting power of the Company or all or substantially all of the assets of the Company and its Subsidiaries taken as a whole which the Board of Directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal) is (i) more favorable to the Company and its stockholders (in their capacities as stockholders) from a financial point of view than the Transactions and (ii) reasonably capable of being completed, including a conclusion that its financing, to the extent required, is then committed or is, in the good faith judgment of the Board of Directors of the Company, reasonably capable of being financed by the Person making such Acquisition Proposal.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        PARENT:

                                        LEE ENTERPRISES, INCORPORATED

                                        By:  /s/ MARY E. JUNCK
                                             ---------------------------------
                                             Name: Mary E. Junck
                                             Title: Chairman, President and
                                                    Chief Executive Officer

                                        PURCHASER:

                                        LP ACQUISITION CORP.

                                        By:  /s/ MARY E. JUNCK
                                            ----------------------------------
                                            Name: Mary E. Junck
                                            Title: President

                                        COMPANY:

                                        PULITZER INC.

                                        By: /s/ ROBERT C. WOODWORTH
                                            ----------------------------------
                                            Name: Robert C. Woodworth
                                            Title: President and
                                                   Chief Executive Officer

                                     ANNEX A

                              CERTIFICATE OF MERGER
                                       OF
                  LP ACQUISITION CORP., A DELAWARE CORPORATION,
                                      INTO
                      PULITZER INC., A DELAWARE CORPORATION

                                    * * * * *

       PURSUANT TO SECTION 251(c) OF THE DELAWARE GENERAL CORPORATION LAW

                                    * * * * *

      The undersigned, being the Surviving Corporation, hereby sets forth as follows:

      FIRST: The name and state of incorporation of each of the constituent corporations to the merger are LP ACQUISITION CORP., a Delaware corporation, and PULITZER INC., a Delaware corporation.

      SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law.

      THIRD: The name of the Surviving Corporation is PULITZER INC.

      FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth in Exhibit A attached hereto.

      FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the Surviving Corporation is 900 North Tucker Boulevard, St. Louis, Missouri 63101.

      SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

                                      * * *

      IN WITNESS WHEREOF, this Certificate of Merger is hereby executed this __ day of ___________, 2005.

                                            PULITZER INC.

                                            By:___________________________
                                               Name:
                                               Title:

                                    EXHIBIT A

                          Certificate of Incorporation
                                       of
                                  Pulitzer Inc.

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  PULITZER INC.

                  Pulitzer Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                  1) The name of the corporation is Pulitzer Inc. The date of filing its original Certificate of Incorporation was May 22, 1998. The Certificate of Incorporation was restated on February 5, 1999.

                  2) This Restated Certificate of Incorporation restates the original Certificate of Incorporation, and integrates the Certificate of Merger filed of equal date herewith.

                  3) This Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the General Corporation Law of Delaware.

                  RESOLVED, the text of the Certificate of Incorporation be restated and amended as follows:

                  FIRST: The name of the corporation is Pulitzer Inc. (hereinafter referred to as the "Corporation").

                  SECOND: The address of the registered office of the Corporation in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware and the name of its registered agent at such address shall be The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware (the "GCL").

                  FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is ten thousand (10,000) shares of Class A voting common stock, with a par value of one dollar ($1.00) per share.

                  FIFTH: The Corporation shall indemnify and advance expenses to the fullest extent permitted by Section 145 of the GCL, as amended from time to time, each person who is or was a director or officer of the Corporation and the heirs, executors and administrators of such person. Any expenses (including attorneys' fees) incurred by each person who is or was a director or officer of the Corporation, and the heirs, executors and administrators of such person, in connection with defending any such proceeding in advance of its final disposition shall be paid by the Corporation; provided, however, that if the GCL requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such indemnitee to repay all amounts so advanced, if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

                  SIXTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                  SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred on the stockholders, directors and officers herein are granted subject to this reserved power.

                  EIGHTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                  IN WITNESS WHEREOF, Pulitzer Inc. has caused this Restated Certificate of Incorporation to be signed by its __________________ and attested to by its Secretary this _____ day of __________________________, 2005.


                                      PULITZER INC.


                                      By:
                                         -----------------------------------
                                      Its:


ATTEST:


By:
   -----------------------------------
     C. Dana Waterman III, Secretary




                                       -3-